      As filed with the Securities and Exchange Commission on May 11, 2001

                                                     Registration No. 333-______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               EMCORE Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           New Jersey                                    22-2746503
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                  145 Belmont Drive, Somerset, New Jersey 08873
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

                                EMCORE CORPORATION
                              2000 STOCK OPTION PLAN
             ------------------------------------------------------
                             (Full Title of the Plan)


                                Thomas G. Werthan
                               EMCORE Corporation
                                145 Belmont Drive
                           Somerset, New Jersey 08873
             ------------------------------------------------------
                     (Name and Address of Agent for Service)


                                 (732) 271-9090
          -------------------------------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)



                                    Copy to:

                             Jorge L. Freeland, Esq.
                                White & Case LLP
                          200 South Biscayne Boulevard
                                   Suite 4900
                              Miami, Florida 33131
                                 (305) 371-2700


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================

                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF SECURITIES                   AMOUNT TO BE       OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
               TO BE REGISTERED                  REGISTERED(1)(2)        SHARE(2)(3)           PRICE(2)(3)       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
2000 Stock Option Plan
   Common Stock, without par value              4,750,000 shares             $34.375          $113,437,500.00           $28,359.38

----------------------------------------------------------------------------------------------------------------------------------



(1) Plus an indeterminate number of additional shares of Common Stock that may be offered and issued pursuant to stock dividends, stock splits or similar transactions.
(2) This Amendment includes 1,450,000 shares of Common Stock (post-split) which were registered pursuant to the S-8 (No. 333-37306) that became effective on May 18, 2000, for which a registration fee was previously paid.
(3) Estimated pursuant to Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of computing the registration fee, based on the average of the high and low sales price on the Nasdaq National Market on May 9, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         EMCORE Corporation (the "Company" or "EMCORE") hereby incorporates by reference the Company's Form S-8 filed May 18, 2000 (No. 333-37306).

ITEM 8.  EXHIBITS

         The following is a complete list of exhibits filed as part of this Registration Statement:

       EXHIBIT
         NO.          DESCRIPTION
       -------        -----------

         4.1      Specimen certificate for shares of Common Stock.(1)

         4.2 The Company's 2000 Stock Option Plan, as amended by the Company's Board of Directors and Shareholders on December 6, 2000 and February 28, 2001, respectively.(2)

         5.1      Opinion of White & Case LLP.(2)

         23.1     Consent of White & Case LLP.(3)

         23.2     Consent of Deloitte & Touche LLP.(2)


         (1) Filed as an Exhibit to the Company's Registration Statement on Form S-1, No. 333-18565 and incorporated herein by reference.

         (2)      Filed herewith

         (3)      Included in Exhibit 5.1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey, on this 11th day of May, 2001.

                                 EMCORE Corporation

                                 By:  /s/ Thomas G. Werthan
                                      ------------------------------------------
                                      Thomas G. Werthan
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer

                                           POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints and hereby authorizes Reuben F. Richards, Jr. and Thomas G. Werthan, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                    TITLE                                    DATE
                ---------                                    -----                                    ----

          /s/ Thomas J. Russell                 Chairman of the Board of Directors                 May 11, 2001
-------------------------------------------
            Thomas J. Russell


       /s/ Reuben F. Richards, Jr.              President, Chief Executive Officer and             May 11, 2001
-------------------------------------------     Director (Principal Executive Officer)
         Reuben F. Richards, Jr.


          /s/ Thomas G. Werthan                 Vice President, Chief Financial Officer, and       May 11, 2001
-------------------------------------------     Director  (Principal Accounting and
            Thomas G. Werthan                   Financial Officer)


           /s/ Richard A. Stall                 Director                                           May 11, 2001
-------------------------------------------
             Richard A. Stall

                                      -2-


            /s/ Charles Scott                   Director                                           May 11, 2001
-------------------------------------------
              Charles Scott


         /s/ Robert Louis-Dreyfus               Director                                           May 11, 2001
-------------------------------------------
           Robert Louis-Dreyfus


           /s/ Hugh H. Fenwick                  Director                                           May 11, 2001
-------------------------------------------
             Hugh H. Fenwick


           /s/ Shigeo Takayama                  Director                                           May 11, 2001
-------------------------------------------
             Shigeo Takayama


          /s/ John J. Hogan, Jr.                Director                                           May 11, 2001
-------------------------------------------
            John J. Hogan, Jr.


                                  EXHIBIT INDEX

       EXHIBIT
         NO.      DESCRIPTION
       -------    -----------

          4.2 The Company's 2000 Stock Option Plan, as amended by the Company's Board of Directors and Shareholders on December 6, 2000 and February 28, 2001, respectively.

          5.1     Opinion of White & Case LLP.

         23.1 Consent of White & Case LLP (included in Exhibit 5.1 to this Registration Statement).

         23.2     Consent of Deloitte & Touche LLP.




                                      -4-